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                                                                     Exhibit 21

Subsidiaries of the Registrant

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
Name                                                          State of Incorporation
----                                                          ----------------------
New Generation Partners, Inc.                                       Delaware
         Minerva Softcare NV                                        Belgium
         New Generation Partners Limited                            UK
         New Generation Partners BV                                 The Netherlands

New Generation Plastic, Inc.                                        Delaware
         BAMI Intelligence SA                                       Panama
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